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                                                                      EXHIBIT 12

              AMERICAN GENERAL FINANCE CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                   YEARS ENDED DECEMBER 31,
                                                     THREE     --------------------------------------------------------------
                                        THREE       MONTHS
                                        MONTHS       ENDED
                                        ENDED      MARCH 31,
                                      MARCH 31,      2005
                                        2006      (RESTATED)      2005         2004         2003         2002         2001
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                      (DOLLARS IN THOUSANDS)
EARNINGS:
   Income before provision for
   income taxes ..................   $  199,304   $  225,876   $  809,839   $  680,951   $  571,587   $  496,270   $  394,217
   Interest expense ..............      254,086      190,509      866,203      626,401      538,858      553,877      620,487
   Implicit interest in rents ....        4,983        4,588       18,834       18,306       18,382       17,690       16,863
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total earnings ...................   $  458,373   $  420,973   $1,694,876   $1,325,658   $1,128,827   $1,067,837   $1,031,567
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========

FIXED CHARGES:
   Interest expense ..............   $  254,086   $  190,509   $  866,203   $  626,401   $  538,858   $  553,877   $  620,487
   Implicit interest in rents ....        4,983        4,588       18,834       18,306       18,382       17,690       16,863
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total fixed charges ..............   $  259,069   $  195,097   $  885,037   $  644,707   $  557,240   $  571,567   $  637,350
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========

RATIO OF EARNINGS TO FIXED CHARGES         1.77         2.16         1.92         2.06         2.03         1.87         1.62
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